Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No.1 to Registration Statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 27, 2008, appearing in this Annual Report on Form 11-K of the Willis 401(k) Retirement Savings Plan for the year ended December 31, 2007.
Nashville, Tennessee
June 27, 2008
/s/ Deloitte & Touche LLP